UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd. Suite 200 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, 0.0001 par value	CALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 4, 2023, the Board of Directors of Calithera Biosciences, Inc. unanimously approved the dissolution and liquidation of Calithera Biosciences pursuant to a plan of complete liquidation and dissolution (the “Plan of Dissolution”), subject to stockholder approval. We intend to call a special meeting of the stockholders to seek approval of the Plan of Dissolution and will file proxy materials relating to the special meeting with the Securities and Exchange Commission (the “SEC”) as soon as practicable.

In connection with the approval of the Plan of Dissolution, the Board of Directors also approved a reduction-in-force of substantially all our employees, including our executive officers. We estimate that we will incur charges of approximately $8 million in connection with the reduction-in-force, primarily consisting of severance payments, notice pay (where applicable), employee benefits contributions and related costs. We expect that the implementation of the headcount reduction will be substantially complete by the end of the first quarter of 2023.

A copy of the press release we issued on January 9, 2023 announcing, among other things, the Board of Directors’ approval of the Plan of Dissolution is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the approval of the reduction-in-force, as discussed in Item 2.05 above, Eric Sjogren, Ph.D. our Senior Vice President, Drug Discovery will be leaving Calithera Biosciences on February 3, 2023. Dr. Sjogren will be entitled to certain severance payments and the continuation of health benefits pursuant to the Calithera Biosciences, Inc. Amended and Restated Severance Plan attached as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, as filed with the SEC on November 9, 2021.

In connection with the reduction-in-force and wind up of our operations, Susan M. Molineaux, Ph.D., our President and Chief Executive Officer, and Stephanie Wong, our Chief Financial Officer, will also be leaving Calithera Biosciences as of future date to be determined, and will be entitled to certain severance payments and the continuation of health benefits pursuant to the Calithera Biosciences, Inc. Amended and Restated Severance Plan. In addition, the Compensation Committee of the Board of Directors has approved a $100,000 retention bonus to be paid to Ms. Wong for her continued service in managing the wind up of our operations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 9, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALITHERA BIOSCIENCES, INC.

Dated: January 9, 2023

	By:	/S/ Susan M. Molineaux
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer